EXHIBIT 10.10

PLAN OF REORGANIZATION
PURSUANT TO IRC § 351

THIS AGREEMENT and Plan of Reorganization Pursuant to IRC § 351 (the “Plan”), is made this 14th day of August, 2002, by and between Indy of Colorado, Ltd., a Colorado limited partnership with its principal offices located at 1601 West Evans, Denver, Colorado (hereinafter the “Partnership”) and VCG Holding Corp., a Colorado corporation, with its principal office located at 1601 West Evans, Denver, Colorado (hereinafter “VCG”).

RECITALS

WHEREAS, the Partnership filed its Certificate of Limited Partnership with the State of Colorado on February 19, 1988, and remains a limited partnership in good standing under the laws of the State of Colorado.

WHEREAS, VCG filed its Articles of Incorporation with the State of Colorado on January 8, 1998 and remains in good standing therein.

WHEREAS, the Partnership wishes to transfer its assets except for its stock ownership in Mer II, Inc., an Indiana corporation, to VCG in exchange for stock in VCG pursuant to a plan that will qualify as a tax free reorganization pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.

WHEREAS, VCG wishes to transfer 1,590,000 shares of voting stock to the Partnership in exchange for the transfer of the assets of the Partnership except for its stock ownership in Mer II, Inc., an Indiana corporation, as described below, that will qualify as a tax free reorganization pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.

WHEREAS, VCG is authorized to issue preferred stock, but, as of the date of this Plan of Reorganization, has not issued any of its authorized preferred stock and has no present plans to issue any of its preferred stock in the foreseeable future.

WHEREAS, the parties acknowledge that VCG has authorized and implemented a private placement of its voting common stock prior to this transaction and that certain parties, including some but not all of the limited partners of the Partnership have participated in this private placement of the voting common stock of VCG.

WHEREAS, VCG has had prepared a draft Registration Statement on Form SB-2, which has been made available to the parties to this Plan of Reorganization and all partners of the Partnership. VCG expects to file the SB-2 Registration Statement with the Securities and Exchange Commission in the near future, but the filing has not yet occurred.

NOW, THEREFORE, in exchange for mutually agreeable and sufficient consideration between the Partnership, Lowrie, Enterprise and VCG, the sufficiency of which is acknowledged by all parties to this Plan, the parties agree as follows:

SECTION I

TRANSFER OF PARTNERSHIP PROPERTY

On the terms and subject to the conditions stated in this Plan, the Partnership shall transfer and convey to VCG all of its assets, properties, and rights in property (except for its stock ownership of Mer II, Inc., an Indiana corporation which will be dissolved upon the closing of this transaction) including the goodwill of the business as a going concern, its business name and all variations thereof, and all other assets of the business owned and operated by the Partnership, subject to such changes as have occurred and shall occur in the ordinary course of its business prior to the closing.

The Partnership stipulates and confirms that its limited partners and their respective percentage of ownership are as follows:

Ralph Riggs	5%
Merrill Roberts	10%
D. Bustanante	4%
Titello Family Trust dated April 3, 2000	2%
Amos Decon, Jr.	4%
Lowrie Enterprises, Inc.	17%
Lowrie Management LLLP	15%
Margaret Spencer	2%
Robert Spencer	2%
I. S Investments	10%
J.A. Van Baal	10%
Sharon Mattos	8%
Feole Inv. Inc.	6%
L. Goldberg	2%
David Jones	2%

SECTION II

ISSUANCE OF STOCK

In exchange for the transfer of the assets of the Partnership, as specified in Section I above, VCG shall issue and deliver to the Partnership 1,590,000 fully paid and non-assessable shares of its voting common stock (the “Partnership Shares”). VCG represents and warrants that, pursuant to the Articles of Incorporation of this entity, VCG has total authorized capital of fifty million (50,000,000) shares of voting common stock which shares have a par value of $.0001 per share.

The aforesaid transfer to the Partnership Shares to the Partnership shall result in the Partnership’s ownership of (80%) of the issued voting common stock of VCG.

SECTION III

PREFERRED STOCK

VCG represents and warrants that at this time none of the 1,000,000 shares of preferred stock that it is authorized to issue has either been issued or subscribed to, and, that there are not outstanding any warrants, options, convertible debt instruments, or any other legal or equitable rights to acquire any of VCG’s preferred stock.

SECTION IV

BUSINESS PURPOSE

The purpose of this reorganization as between the Partnership and VCG is to facilitate future business acquisitions and to enhance liquidity of the owners’ investments.

SECTION V

LIABILITIES

The Partnership and VCG hereby represent and warrant to one another that neither of them has any debt which is in default and that no collection activities have been initiated against either of them. VCG is not assuming and shall not be liable for:

(a)  Any income tax or other tax arising out of this reorganization pursuant to IRC Section 351 or the winding up or dissolution of Partnership;

(b)  Liabilities incurred by the Partnership as a result of transactions that it may enter into in violation of the terms of this Agreement; and

(c)  All other obligations and liabilities incurred by or arising in the Partnership after the Closing.

SECTION VI

APPROVAL

The Partnership and VCG shall obtain approval of their respective shareholders, members and partners for the purpose of authorizing this transaction and all other matters necessary or incident to the consummation of this Plan.

SECTION VII

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership represents and warrants that:

(a)  Partnership Status.    The Partnership is a limited partnership duly organized, validly existing, and in good standing under the laws of Colorado.

(b)  Partnership Authority.    The Partnership has the power and authority to carry on its business as it is now being conducted and to own and operate its assets and businesses.

(c)  Distribution of Assets.    Since the date of this Agreement, there has been no change in the financial condition of Partnership except changes that have taken place in the ordinary course of business; and, there has been no damage, destruction, or a loss materially or adversely affecting the assets, or business, of the Partnership.

(d)  Title to Property.    The Partnership has good and marketable title to all of its properties and assets, free and clear of all restriction, assignments, encumbrances and liens. Full disclosure has been made to VCG of all assets owned by the Partnership.

(e)  Leases and Contracts.    The Partnership has delivered to VCG true and complete schedules of all contracts, leases, licenses, or commitments to which the Partnership is a party. All such agreements, if any, are valid, binding, and in full force and effect, and there is no existing default thereunder. The Partnership has obtained the written consent of all third parties to such contracts, leases, or commitments as necessary for the assignment of such rights to VCG.

(f)  Proceedings and Claims.    There are no judgments, liens, actions or proceedings pending against the Partnership that might result in any material adverse change in the business or properties of the Partnership, and there are no citations of violations pending against the Partnership’s business.

(g)  Taxes.    On or before the date of this Agreement, Partnership has filed all tax returns required to be filed by it, and has paid all taxes due and payable by Partnership.

(h)  Outstanding Claims.    There are no outstanding options, warrants, convertible debt instruments or any other legal or equitable right to acquire any common stock of VCG.

(i)  Investment Representation.    Subject to the covenants of VCG set forth in Section XII, (b), below, the Partnership and each of its Partners understand that the Partnership Shares are not currently registered under the Securities Act of 1933 or under the securities laws of any state and that unless and until the Shares are so registered, the Partnership, each of its Partners further represent and warrant that they are acquiring the Partnership Shares for investment purposes only, for their own account, and not with a present intent or view to distribution or re-sale of the same.

SECTION VIII

VCG’S REPRESENTATIONS AND WARRANTIES

VCG represents and warrants that:

(a)  Corporate Status.    VCG is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, with authorized capital stock consisting of 50,000,000 shares of common stock having a par value of $.0001, of which 3,850,000 shares have been duly issued and are outstanding, fully paid, and non-assessable. VCG has not issued any of its preferred stock, nor has there been any subscription to the preferred stock.

(b)  Corporate Authority.    VCG has the corporate right and authority to acquire and operate all property and business now owned and operated by the Partnership.

(c)  Status of Shares.    The Partnership Shares to be delivered pursuant to this Plan, when issued and delivered, will be duly and validly issued and will be fully paid and non-assessable.

(d)  Disposition of Assets.    Since the date of this Agreement, there has been no material adverse change in the assets or liabilities, or in the condition, financial or otherwise, of VCG except changes occurring in the ordinary course of business.

SECTION IX

CONDUCT OF PARTNERSHIP’S BUSINESS PENDING CLOSING

Until the time of Closing, Partnership covenants that:

(a)  It will carry out only such activities as are in the ordinary course of business.

(b)  It will use its best efforts to preserve for VCG the good will of suppliers, customers, and others having business relations with Partnership.

(c)  It will keep and maintain its property and equipment in good operating condition, repair, and working order.

(d)  It will use its best efforts to perform all of its obligations under the Plan relating to or affecting its property.

(e)  It will permit VCG and its representatives to examine, during normal business hours, all books and records of the Partnership and will allow VCG to make copies of books and records as are reasonably requested by VCG.

(f)  It will make no new contracts or commitments except contracts in the ordinary course of business, it will not enter into or assume any mortgage, pledge, lien, encumbrance, or charge of any kind upon any of its properties or assets to be sold to buyer and it will not borrow any money or incur any liability other than in the ordinary and usual course of business.

SECTION X

CONDUCT OF VCG’S BUSINESS PENDING CLOSING

VCG covenants that pending the Closing:

(a)  It will carry out only such activities, including disposition of any property, as are in the regular and ordinary course of business.

(b)  It will not declare or pay any dividends, make any other distributions to its shareholders or issue or purchase any stock.

(c)  It will submit this Plan to its shareholders for their approval and shall use its best efforts to obtain such approval.

SECTION XI

ADMINISTRATIVE RULING

The parties to this Agreement shall have the option, at any time prior to closing to obtain a written ruling or rulings from the IRS to the effect that the Plan provided for herein will be a reorganization as that term is defined in §351 of the Internal Revenue Code, and that the transfer of the assets and business of the Partnership and the distribution of the shares of common stock of VCG in connection with the liquidation and dissolution of the Partnership, all as contemplated in this Plan, will not result in the recognition of any taxable income or deductible loss by the Partnership or its partners or to VCG.

SECTION XII

ISSUANCE OF VCG STOCK

(a)  At the Closing the certificate or certificates representing the Partnership Shares shall be delivered to the Partnership with the following legend imprinted on the reverse side:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

(b)  After the execution and Closing of this Plan, VCG shall promptly take any and all necessary action for the registration of the Partnership Shares under the Securities Act of 1933 and applicable state securities regulations.

SECTION XIII

DISSOLUTION OF PARTNERSHIP

Promptly after the Closing, Partnership shall proceed to dissolve, wind up its affairs, pay all known creditors’ claims and distribute its assets among its partners. The assets distributed to the partners shall include the Partnership Shares received pursuant to this Plan. The Partnership Shares shall be distributed among the general partner and limited partners as follows:

Ralph Riggs	79,500 shares
Merrill Roberts	159,000 shares
D. Bustanante	63,600 shares
Titello Family Trust dated April 3, 2000	31,800 shares
Amos Decon, Jr.	63,600 shares
Margaret Spencer	31,800 shares
Robert Spencer	31,800 shares
I.S. Investments	159,000 shares
J. A. Van Baal	159,000 shares
Sharon Mattos	127,200 shares
Feole Inv. Inc.	95,400 shares
L. Goldberg	31,800 shares
David Jones	31,800 shares
Lowrie Management LLLP	238,500 shares
Lowrie Enterprises, Inc. (limited partner)	270,300 shares
Lowrie Enterprises, Inc. (general partner)	15,900 shares

Total:	1,590,000 shares

If the Partnership Shares shall not have been registered with the Securities and Exchange Commission at the time of distribution to the partners, such shares shall continue to bear the legend and to be subject to restrictions set forth in Section XII, (a).

Within 60 days after the closing, Partnership will prepare and file all income tax returns and reports required under applicable state and federal law covering all periods prior to the closing for which tax returns and reports have not previously been filed and are required by law.

SECTION XIV

CLOSING

The Closing of this transaction shall take place on August 14, 2002, at 950 South Cherry Street, Suite 1000, Denver, Colorado.

SECTION XV

EXPENSES

Each party shall pay its own expenses, taxes and other costs incident to, or resulting from this Plan whether or not the transaction is contemplated hereby or consummated.

SECTION XVI

NOTICE

Any notice to be given hereunder shall be given in writing and delivered personally or by registered or certified mail, postage prepaid, as follows:

(a) If to VCG:	1601 West Evans Denver, Colorado 80203

(b) If to Partnership:	1601 West Evans Denver, Colorado 80203.

SECTION XVII

ENTIRE AGREEMENT

This instrument and the exhibits attached hereto and documents referred to herein contain the entire agreement between the parties with respect to the transaction contemplated hereby and may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION XVIII

CONTROLLING LAW

The validity, interpretation and performance of this Plan shall be controlled by and construed under the laws of the State of Colorado.

SECTION XIX

EFFECTIVE AGREEMENT

This Plan shall be binding upon and shall inure to the benefit of the parties and their legal representatives, successor and assigns.

The parties have caused this Plan to be executed by their respective officers as of the date first above written.

INDY OF COLORADO, LTD., A Colorado Limited Partnership By: Lowrie Enterprises, Inc., General Partner		VCG HOLDING CORP., a Colorado corporation

By:	/s/ TROY H. LOWRIE	By:	/s/ TROY H. LOWRIE
	President		Chairman

ASSIGNMENT, BILL OF SALE AND ASSUMPTION AGREEMENT

KNOW ALL MEN BY THESE PRESENTS, that Indy of Colorado, Ltd., a Colorado partnership, having its principal office at 1601 Evans, Denver, Colorado (herein, the “Transferor”) in consideration for 1,590,000 shares of Common Stock, par value at $.0001 per share of VCG Holding Corporation, a Colorado corporation having its principal office at 1601 West Evans, Denver, Colorado (herein, the “Transferee”), hereby, and, by deed of even date herewith made by Transferor to Transferee, exchanges, transfers, assigns and conveys unto Transferee, its successors and assigns all the right, title, interest of Transferor in all of its assets, rights and properties, personal, tangible and intangible, as the same will exist and would effect as of the close of business on the 30th day of June, 2002:

a. All fixed assets, furniture, fixtures, machinery, equipment and miscellaneous assets, owned by transferor wherever situated; and

b. liquor licenses owned by Transferor.

TO HAVE AND TO HOLD the same unto Transferee, its successor or assigns, forever, and Transferor does hereby covenant and agree that it will from time to time, if requested by Transferee, its successors and assigns, do, execute, acknowledge, and deliver or will cause to be done, executed and delivered to Transferee or its successors and assigns, such and all further acts, transfers, assignments, deeds, powers and assurances of title, and additional papers and instruments, and/or cause to be done all acts or things as often as they may be proper or necessary for better assuring, conveying, transferring and assigning all of the property hereby conveyed, transferred or assigned, and effectively to carry out the intent hereof and to invest in the entire right, title and interest of Transferor in and to all of the said property, and Transferor will warrant and defend the same to Transferee, it successors and assigns, forever against all claims or demands whatsoever.

IN WITNESS WHEREOF, Transferor and Transferee have caused this instrument to be executed by their duly authorized representatives this 21st day of June, 2002.

TRANSFERROR:		TRANSFEREE:

INDY OF COLORADO, LTD. A Colorado limited partnership		VCG HOLDING CORPORATION a Colorado corporation

By:	/S/ TROY LOWRIE	By:	/S/ MICHEAL L. OCELLO
	Troy Lowrie, General Partner Lowrie Enterprises, Inc.		President

Assignment, Bill of Sale
Assumption